Mitek System’s Board of Directors Unanimously Rejects Unsolicited Proposal from ASG Technologies

Proposal Substantially Undervalues Mitek and is Not in the Best Interests of Mitek Shareholders

Affirms Confidence in Current Strategy that is Delivering Strong Results with Significant Upside

SAN DIEGO, CA, Nov. 5, 2018 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced that its Board of Directors, after consultation with its financial and legal advisors, has unanimously determined that the non-binding, unsolicited proposal to acquire Mitek, made public by press release on October 31, 2018, from ASG Technologies Group, Inc., a portfolio company of Elliott Associates, L.P. and Elliott International, L.P., is not in the best interests of Mitek’s shareholders.

“Mitek sits at the forefront of powerful global trends in mobile commerce and is well-positioned to deliver significant and sustained growth, as we tap into our technology leadership, customer relationships and proven ability to innovate and scale,” said Bruce Hansen, Chairman of Mitek. “Mitek has achieved record revenue for both the fourth quarter and full year 2018, as well as its nineteenth consecutive quarter of non-GAAP profitability.  The growth trajectory of the Company is substantial, and we are making excellent progress in our search to name Mitek’s new CEO.  ASG’s opportunistically-timed proposal and tactics are designed to seize for ASG value that belongs to Mitek’s shareholders. The Board believes that ASG’s proposal substantially undervalues the Company and its prospects for continued growth and value creation, and that the Company’s current strategy will deliver meaningfully more value to Mitek’s shareholders than ASG’s proposal.”

Mitek’s Board’s unanimous conclusion was based on the following:

Mitek’s Substantial Upside and Value Opportunity

•
Organic compound annual growth above 30% over the last three fiscal years, driven by Mitek’s proven ability to develop innovative mobile image capture technology and build significant share within both the mobile deposit and ID verification markets.

•
Substantial future upside - Mitek expects to grow revenues 31-35% in 2019, while concurrently improving overall profitability and delivering targeted profit margins of 18-20%, and continuing to grow rapidly in the future.

•
Opportunity to dominate the growing market of Identity Verification - which is expected to grow to $16.6 billion by 2022[1] - with leading IP and technology, unique installed base of customers and expertise in operating in a regulated environment.

◦	Mitek’s Mobile Verify ID verification solution is succeeding in the market, as demonstrated by 4Q 2018 - our largest quarterly revenue ever and 79% year over year growth.

[1]	April 2017 MarketsandMarkets Report, Consumer IAM Market - Global Forecast

•	Significant scarcity value as one of the few high-growth, profitable, pure-play mobile data capture and identity verification companies of scale.

•	Additional opportunities for growth including:

◦	Extending our leadership position in Mobile Deposit, making Mitek the global standard in check imaging across all channels: mobile, RDC, ATM and branch.

◦	Rapidly growing market share in identity verification, both organically and through the continued integration of ICAR and A2iA, and by serving customers across different geographies.

◦	Transforming the Company into a cloud-based provider and increasing the velocity of that business to better serve our enterprise customers.

◦	Growing technological capabilities and global market share through selective, disciplined investments and building on our track record of successfully executing acquisitions, including A2iA and ICAR.

Our Momentum is Strong, Including Our Recently Announced Year-End Results

•	Record revenues of nearly $64 million for FY2018, representing 40% growth and a CAGR of 38% since 2012.

•	Non-GAAP net income of $11 million, with non-GAAP profit margins of 17% for FY2018, which resulted in our 19th consecutive quarter of non-GAAP profitability.

•	Our strategic ID business grew 69% in fiscal year 2018, highlighting the significant growth opportunity ahead.

ASG’s Proposal Substantially Undervalues Mitek, is Opportunistic and is Non-Binding

•	The proposal represents:

◦	No premium to our 52-week high and represents only a 13% premium to our three-month unaffected VWAP.

◦	A price that is meaningfully below the average premium paid for US and European cash M&A technology deals over the last 10 years.

◦
A 4.6-4.8x TEV / Revenue multiple based on FY2019 financial guidance, which represents nearly no premium to the Company’s average historical trading performance over the last three years and is meaningfully below trading multiples of software companies with comparable organic growth rates.

•	The proposal was made:

◦	Following the short-term market disruption of our executive transition, and ASG is trying to make its underwhelming proposal look better by comparing it to this recent disruption.

◦	Just prior to the announcement of a record fiscal year, in an unsuccessful attempt to distract from Mitek’s record performance.

◦	Alongside a derivative accumulation by the activist fund Elliott, ASG’s affiliate, in a hostile attempt to pressure Mitek to accept a subpar proposal.

•	The proposal is non-binding and without financing commitments, and therefore has substantial deal risk associated with it.

Mitek’s Board is singularly focused on creating value for our shareholders.  As part of this focus, the Board is open to all alternatives to maximize value for Mitek shareholders, including strategic transactions. This Board is comprised of independent directors who are professionals with substantial transaction experience and track records of delivering shareholder value. Mitek’s board members have collectively approved over a dozen M&A transactions with a total value well in excess of $15 billion combined.

The Board believes ASG’s proposal substantially undervalues the Company and its prospects.  The Board’s job is to represent the interests of all Mitek shareholders and will strongly protect their ability to realize the full value of their investment. Mitek’s Board believes that there are significant upside and value creation opportunities ahead for Mitek shareholders, and will continue to aggressively execute the Company’s strategic plan while also evaluating all available alternatives with the goal of maximizing value for Mitek shareholders.

Evercore is serving as financial advisor and Paul Hastings, LLP is acting as legal counsel to Mitek.

The following is the full text of the letter that was sent on November 5, 2018 to Mr. Charles Sansbury, CEO of ASG
Mr. Charles Sansbury
Chief Executive Officer
ASG Technologies Group, Inc.
708 Goodlette Road North
Naples, Florida 34102

November 5, 2018

Dear Mr. Sansbury:

As we had indicated we would on October 17, 2018, the Board of Directors of Mitek Systems, Inc. has thoroughly reviewed your proposal with the assistance of its financial and legal advisors.

After careful consideration, the Board has concluded that your unsolicited proposal substantially undervalues the Company and its prospects.

Our Board strongly believes that Mitek’s business plan will deliver value to our shareholders that is far superior to ASG’s offer and unanimously rejects your proposal.

Sincerely,

/s/ Bruce Hansen

Bruce Hansen
Chairman
Mitek Systems, Inc.

About Mitek
Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification solutions built on the latest advancements in AI and machine learning. Mitek’s identity verification solutions enable an enterprise to verify a user’s identity during a digital transaction, which assists financial institutions, payments companies and other businesses operating in highly regulated markets in mitigating financial risk and meeting regulatory requirements while increasing revenue from digital channels. Mitek also reduces the friction in the users’ experience with advanced data prefill and automation of the onboarding process. Mitek’s innovative solutions are embedded into the apps of more than 6,100 organizations and used by more than 80 million consumers for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com. [(MITK-F)]

FORWARD-LOOKING STATEMENTS

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s projected revenue growth, targeted profit margins, long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to recruit acceptable successors to Mr. DeBello and Mr. Davison, to achieve a smooth executive transition, to withstand negative conditions in the global economy and to continue to develop, produce and introduce innovative new products in a timely manner, as well as risks related to a lack of demand for or market acceptance of the Company’s products, or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.
Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
ADDITIONAL INFORMATION

This press release is neither an offer to buy nor a solicitation of an offer to sell any securities of Mitek. No tender offer for the shares of Mitek has commenced at this time. In connection with its proposed transaction, ASG may file tender offer documents, consent solicitation documents or other documents with the U.S. Securities and Exchange Commission ("SEC"). If a tender offer and/or consent solicitation is commenced, Mitek will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to such tender offer and may file a solicitation of revocation in connection with such consent solicitation. Once filed, Mitek stockholders will be able to obtain, as applicable, the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Mitek on Schedule 14D-9, any consent solicitation, any solicitation of revocation and related materials with respect to any tender offer or consent solicitation, free of charge, at the website of the SEC at www.sec.gov, and from any information agent and/or dealer manager named in the tender offer materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Mitek under the

"News Releases" tab in the "Investors Site" section of Mitek’s website at www.Miteksystems.com. Stockholders are advised to read these documents, if and when they become available, including any amendments thereto, as well as any other documents relating to any tender offer and/or consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender shares or submit consents because the documents will contain important information.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Mitek, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with any ASG solicitation. Information regarding the names of Mitek’s directors and executive officers and their respective interests in Mitek by security holdings or otherwise is set forth in Mitek’s proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on January 29, 2018. Additional information can also be found in Mitek’s Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on November 30, 2017 and Mitek’s latest Quarterly Report on Form 10-Q filed with the SEC on August 3, 2018.

CONTACT INFORMATION

Contacts:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com